FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

~~November 9, 2004~~ June 30, 2005

Date of Report (Date of earliest event reported)

ILX Resorts Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

001-13855

86-0564171

(Commission File

        (I.R.S. Employer

Number)

      Identification No.)

2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016

(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 1.01 Entry into a Material Definitive Agreement

The Company, through its wholly owned subsidiary Premiere Development Incorporated, entered into a Contract of Sale of Timeshare Receivables with Recourse (“the Contract”) with Resort Funding LLC, a Delaware limited liability company.  The Contract was executed on June 30, 2005, but effective on June 20, 2005, and terminates thirty-six (36) months from the effective date.  Subject to provisions contained in the Contract, attached as Exhibit 10.1, the Contract provides for the sale of up to Thirty Million and No/100 Dollars ($30,000,000.00) of customer notes generated through its core business of sales of vacation ownership interests.

The Contract replaces a previous agreement with Resort Funding LLC for the sale of up to Thirty Million and No/100 Dollars ($30,000,000.00) of customer notes.

The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 10.1

Contract of Sale of Timeshare Receivables with Recourse between Resort Funding LLC and Premiere Development Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date:  July 5, 2005

/s/ Nancy J. Stone

                                                        Nancy J. Stone

            President